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              DATED                                              1999
              -------------------------------------------------------




                                SVI HOLDINGS INC

                                    - AND -

                          KIELDUFF INVESTMENTS LIMITED




              -----------------------------------------------------


                              SHARE SALE AGREEMENT
                            RE: IBIS SYSTEMS LIMITED

              -----------------------------------------------------










                                BEALE AND COMPANY
                                  GARRICK HOUSE
                                27-32 KING STREET
                                  COVENT GARDEN
                                     LONDON
                                    WC2E 8JD

                               TEL: 0171 240 3474
                               FAX: 0171 240 9111
                             DX: 51632 COVENT GARDEN
                           E-MAIL BEALE@DIAL.PIPEX.COM

                              REF: MJA/VHT/B00434.1

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                              SHARE SALE AGREEMENT
                              --------------------


DATE:

PARTIES:


1. "The Vendor" : SVI Holdings Inc a Nevada corporation whose registered office is at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California, 82037 USA

2. "The Purchaser" : Kielduff Investments Limited (registered no. 296820) whose registered office is at Block A, Unit 3 Broomfield Business Park, Mallahide, County Dublin, Ireland.

OPERATIVE PROVISIONS:

1.       INTERPRETATION
         --------------

1.1      In this agreement, including the Schedules other than Schedule [4];

         1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:



"Agreed Form"                    the form agreed  between  the parties on or
                                 prior to the date of this agreement and
                                 initialled for the purpose of identification by their respective solicitors

"CA"                             Companies Act 1985

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"CAA"                            Capital Allowances Act 1990

"Companies Acts"                 CA, the former Companies Acts (within the
                                 meaning of CA's 735(1)) and the Companies Act
                                 1989

"Company"                        Ibis Systems Limited a company registered in
                                 England with registered number 3410598 and whose registered office is at 2 Twyford Place, Lincolns Inn,
                                 Cressex, High Wycombe, Bucks HP12 3RE

"Company's Auditors"             Grant Thornton

"Completion"                     completion of the purchase of the Shares in
                                 accordance with this Agreement

"Deed of Indemnity"              a deed in the form set out in Schedule [4]

"Disclosure Letter"              the disclosure letter of the same date as this
                                 agreement from the Vendor to the Purchaser

"FA"                             Finance Act

"FRS" a financial reporting standard issued by The Accounting Standard Board Limited or an SSAP

"ICTA"                           Income and Corporation Taxes Act 1988

"Intellectual Property           patents, patent applications, know-how, trade
Rights"                          marks, trade mark applications, trade names,
                                 registered designs, copyright or other similar intellectual or commercial right

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"ITA"                            Inheritance Tax Act 1984

"Last Accounts Date"             31st March 1998 (being the date to which the
                                 Principal Accounts have been prepared)

"Loan Note"                      the promissory note, in Agreed Form, to be
                                 delivered by the Vendor to the Purchaser
                                 pursuant to Clause  3.1.3

"Planning Acts"                  as defined in the Town and Country Planning Act
                                 1990, s336

"Pledge Agreement"               the pledge agreement, in Agreed Form, under the
                                 terms of which the Shares are pledged to secure the Loan Note

"Principal Accounts"             the audited balance sheet as at the Last
                                 Accounts Date and audited profit and loss account for the year ended on the Last Accounts
                                 Date of the Company and the directors' report and notes thereto

"Properties"                     the leasehold properties of the Company shortly
                                 described in Schedule [5]

"Purchaser's Solicitors"         Beale and Company, Garrick House, 27-32 King
                                 Street, Covent Garden, London WC2E 8JD
                                 ref:  MJA

"Shares" the Two ordinary shares of (pound)1 each in the capital of the Company comprising the whole of its issued and allotted share capital

"Subsidiary"                     a subsidiary as defined in CA, s 736

"SVI Loan"                       The net inter-company balance owed by the
                                 Company to the Vendor as at 31st December 1998

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"Taxation"                       the same meaning as in the Deed of Indemnity

"TCGA"                           Taxation of Chargeable Gains Act 1992

"TMA"                            Taxes Management Act 1970

"VATA"                           Value Added Tax Act 1994

"Vendor's Solicitors"            Solomon Ward Seidenwurm & Smith, LLP of 401B
                                 Street, Suite 1200, San Diego, California 92101

"Warranties"                     the warranties and undertakings of the Vendors
                                 contained in clause [5] and Schedule [3]

"Warranty Claim"                 any claim made by the Purchaser for breach of
                                 any of the Warranties or any claim made by any Group Company under the Deed of Indemnity;

         1.1.2 all references to a statutory provision shall be construed as including references to:

         (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this agreement) for the time being in force;

         (b) all statutory instruments or orders made pursuant to a statutory provision;

         (c) any statutory provisions of which a statutory provision is a modification, consolidation or re-enactment;

         1.1.3 a reference to an SSAP is a reference to a statement of standard accounting practice adopted by The Accounting Standards Board Limited;

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         1.1.4    except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa;

         1.1.5 unless otherwise stated, a reference to a clause or sub-clause or a Schedule is a reference to a clause or a sub-clause of or a Schedule to this agreement.

1.2 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

2.       AGREEMENT
         ---------

2.1 Subject to the terms and conditions of this agreement, the Vendor shall sell (a) the Shares with full title guarantee and (b) the SVI Loan, and the Purchaser shall purchase the Shares with all rights attaching to them and the SVI Loan with effect from 31st December 1998.

3.       PURCHASE CONSIDERATION
         ----------------------

3.1 The purchase consideration for the Shares shall be the sum of 22,500,000 U.S. Dollars payable as follows:

         3.1.1 The sum of 2,250,000 U.S. Dollars which the Vendor acknowledges having received:

         3.1.2 The sum of 2,142,000 U.S. Dollars by Purchaser's delivery to Vendor on Completion of the following:

                  (a) 52,000 shares in the Vendor having an agreed value of U.S. Dollars 624,000:

                  (b) 89,000 shares in the Vendor having an agreed value of U.S. Dollars 1,068,000; and

                  (c) 50,000 share options exercisable at 3 U.S. Dollars each having an agreed value of U.S. Dollars 450,000.

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         3.1.3    issue and delivery by the Purchaser of a secured Loan Note in
                  Agreed Form in favour of the Vendor or the Vendor's designee or assignee under the terms of which the Purchaser agrees to pay the sum of 18,108,000 U.S. Dollars on or before the expiration of six (6) months from Completion with interest on such sum at the rate of 2% above the base rate for the time being for U.S. Dollar deposits of HSBC Plc payable from 1st May 1999. The sum of 4,500,000 U.S. Dollars last payable under Loan Note shall be payable by the Vendor to a third party under the terms of that certain Settlement and Release Agreement entered into concurrently with this agreement.

4.       COMPLETION
         ----------

4.1 Completion shall take place at the offices of the Purchaser's Solicitors immediately after the signing of this Agreement.

4.2      The Vendor shall deliver to the Purchaser:

         4.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;

         4.2.2 the Deed of Indemnity duly executed by the Vendor and the Company;

         4.2.3 the resignations of Mr B Schechter and Mr I Epstein as directors of the Company with a written acknowledgement from each of them executed as a deed in such form as the Purchaser requires that he has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever;

         4.2.4 the resignation of the existing auditors of the Company confirming that they have no outstanding claims of any kind and containing a statement under CA s 394(1) that there are no such circumstances as are mentioned in that section;

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         4.2.5    the statutory books of the Company complete and up-to-date and its certificates of incorporation and common seal;

         4.2.6    the leases relating to each of the Properties;

         4.2.7 the appropriate forms to amend the mandates given by the Company to its bankers;

         4.2.8 written confirmation from the Vendor that there are no subsisting guarantees given by the Company in its favour and that the Vendor will not be indebted to the Company nor vice versa.

4.3      A Board meeting of the Company shall be held at which:

         4.3.1 such persons as the Purchaser may nominate shall be appointed additional directors;

         4.3.2 the transfers referred to in clause 4.2.1 shall be approved (subject to stamping); and

         4.3.3 the resignations referred to in clause 4.2.3 shall be submitted and accepted.

4.4      Upon completion of the matters referred to in clause 4.2 - 4.3:

         4.4.1 the Purchaser shall deliver to the Vendor's Solicitors (a) the duly executed Loan Note, (b) the duly executed Pledge Agreement together with the Shares, (c) the shares and options referred to in Clauses 3.1.2 representing 2,142,000 U.S. Dollars of the purchase consideration referred to in clause
                  3.1.2 and (d) a Settlement and Release Agreement among Vendor, Purchaser, Systems for Business Incorporated, and Ibis Systems Limited.

4.5 The Purchaser and Vendor may in their absolute discretion waive any requirement contained in clauses 4.2 to 4.3, and shall not be obliged to complete, respectively, the purchase or sale of any of the Shares unless the purchase of or sale of all the Shares is completed in accordance with this agreement, but may instead rescind this agreement without prejudice to any other remedy it may have.

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5.       WARRANTIES
         ----------

5.1 The Vendor warrants to the Purchaser that:

         5.1.1 the Vendor has and will have full power and authority to enter into and perform this agreement and the Deed of Indemnity which constitute or when executed will constitute binding obligations in accordance with their respective terms;

         5.1.2 the Shares constitute the whole of the issued and allotted share capital of the Company;

         5.1.3 except as provided by this Agreement and the Pledge Agreement, there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Shares and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

         5.1.4 the Vendor will be entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this agreement without the consent of any third party;

         5.1.5 the information in Schedule [2] relating to the Company is true and accurate in all respects;

         5.1.6 save as set out in the Disclosure Letter, the Warranties in Schedule [3] are true and accurate in all respects; and, except in respect of anything to which the Purchaser gives its consent under clause [5.6], will continue to be so up to and including Completion;

         5.1.7 the contents of the Disclosure Letter and of all accompanying documents are true and accurate in all respects and fully, clearly and accurately disclose every matter to which they relate.

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5.2      Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this agreement shall govern or limit the extent or application of any other clause.

5.3 The Vendor shall promptly disclose in writing to the Purchaser any event or circumstance which arises or becomes known to it prior to Completion and is materially inconsistent with any of the Warranties or the contents of the Disclosure Letter or might be material to be known by a purchaser for value of the Shares.

5.4 Except for the Warranties set forth in Sections 5.1.1 through 5.1.5, all Warranties and the information contained in the Disclosure Letter is provided solely in reliance upon the information provided to Vendor by the Company's managing director (the "Managing Director") and/or its officers, agents, representatives or advisers (collectively "Agents"). The parties to this agreement acknowledge that: (a) Vendor did not own or control the business of the Company prior to August 13, 1997, (b) the Managing Director has exercised and maintained day-to-day management and control over the Company's business, assets and operations since its inception, and (c) the Managing Director has comprehensive and extensive knowledge and familiarity with all aspects of the Company including, without limitation, its business, assets and operations. All Warranties and Indemnities (including without limitation as set forth in the Deed of Indemnity) provided by Vendor under this agreement are accordingly qualified as follows: (i) all such Warranties and Indemnities exclude events, occurrences, acts, omissions and conditions which occurred or existed prior to August 13, 1997 or after December 31, 1998 or any Warranty Claim arising from the foregoing, and (ii) all such Warranties and Indemnities exclude events, occurrences, acts, omissions and conditions which the Purchaser or the Managing Director had actual knowledge of prior to Completion or which occurred or arose as a result of the conduct of the Managing Director or any Agent acting under the direction of the Managing Director or any Warranty Claims arising from the foregoing.

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5.5      The Vendor shall not make any claim against the Company or the Managing
         Director, or the Agents in connection with the information supplied by the Agents in connection with the Warranties and the Disclosure Letter unless such Agent knew that the information delivered to Vendor contains or will contain any untrue statement of a material fact or deliberately omits or will omit any material fact necessary in order to make the statements made in the Warranties, in the light of the circumstances under which they are or were made, not misleading.

5.6 The Vendor shall procure that in so far as it is able and except so far as may be necessary to give effect to this agreement, the Company shall not before Completion without the prior written consent of the
         Purchaser:

         5.6.1 do, procure or allow anything which may cause, constitute or result in a breach of the Warranties; or

         5.6.2    in any way depart from the usual course of its business.

5.7 The Vendor shall procure that until Completion the Purchaser, its agents, representatives and professional advisers are given promptly on request whatever facilities and information regarding the business, assets, liabilities, contracts and affairs of the Company, and of the documents of title and other evidence of ownership of its assets, that the Purchaser may require.

5.8 The Purchaser acknowledges that it has not been induced to enter into this agreement by any representation or warranty other than the Warranties.

6.       LIMITATION OF LIABILITY CLAUSES
         -------------------------------

         6.1      The provisions of Schedule [6] shall apply.

7.       VENDOR'S COVENANTS
         ------------------

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7.1      For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company the Vendor undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that it will not:

         7.1.1 at any time after Completion disclose to any person, or itself use for any purpose, and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or any of its clients' or customers' transactions or affairs of which it has knowledge except to the extent required by applicable laws including the securities laws of the United States of America;

         7.1.2 for [2] years after Completion either on its own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to its knowledge is, or has during the past [2] years been, a client, customer or employee of, or in the habit of dealing with the Company;

         7.1.3 for [2] years after Completion, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged concerned or interested in any business in the UK that is competitive with the main business of the Company save as the result of making an acquisition of a business in, or a company which has or whose subsidiary has a business in, the United Kingdom a non-material part of which is competitive with the business of the Company. For the purpose of this sub-clause the expression "main business of the Company" shall mean the supply, installation, MAINTENANCE, and support of accounting and business software to customers in the construction and plant hire industry and its allied trades.

8.       GENERAL

8.1 No announcement shall be made in respect of the subject matter of this agreement unless specifically agreed between the parties or it is an announcement required by law including the securities laws of the United States of America.

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8.2      This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be).

8.3 All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this agreement, shall be borne solely by the party who incurred the liability and the Company shall have any liability in respect of them.

8.4 Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the Vendor and the Purchaser.

8.5 Any notice required to be given by any of the parties under this agreement may be sent by post to the address of the addressee as set out in this agreement or to such other address as the addressee may have notified for the purpose of this clause. Communications sent by post shall be deemed to have been received forty-eight hours after posting. In proving service by post it shall be necessary to prove only that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

8.6      The Agreement shall be governed by English law.

8.7 In case of any controversy, claim or dispute arising out of or relating to this agreement or the breach thereof:

         8.7.1 both parties shall meet and exert their best efforts to find an amicable settlement;

         8.7.2 failing agreement within a period of thirty days (30) from the date on which either party with reference to the present Article requests an amicable settlement, the matter shall be referred to arbitration adjudicated under English Law conducted in English and held in New York, New York, USA in accordance with Rules of Conciliation and Arbitration of the International Chamber of Commerce;


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         8.7.3    the Arbitration Board shall consist of three members. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third. If the chosen arbitrators cannot agree on the choice of the third arbitrator, such arbitrator shall be appointed by the Court of Arbitration of the International Chamber of Commerce;

         8.7.4 the arbitration shall be conducted in accordance with the Rules of the International Chamber of Commerce and it is agreed that the decision shall be final and binding and there shall be no appeal to the Courts from the decision of the arbitrators;

         8.7.5 either party shall be entitled to have any arbitration award made an order of Court for the purposes of enforcement;

         8.7.6 the obligation herein to arbitrate shall not be binding upon either party with respect to requests for temporary restraining orders, preliminary injunctions or other procedures (or their functional equivalent) in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to (a) preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties or (b) to order specific performance.

8.8 This agreement shall be engrossed in two counterparts each showing the signature of one party. Each party agrees to accept the signature of an authorised representative of the other on a facsimile copy of the counterpart as being valid and effective for the purposes of completing this Agreement.

9.       MISCELLANEOUS
         -------------

9.1 The Vendor agrees to the following additional terms with effect from
Completion:


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         9.1.1    To comply with any existing obligation incurred by the Company on behalf of the Vendor to issue to Todds of Lincoln Limited 55,000 Restricted Shares in the common stock of the Vendor and to deliver a certificate for such shares to the Solicitors of Todds of Lincoln Limited to be received by them on or before 31st May 1999; and

         9.1.2 to waive the conditions precedent on the share options held by Simon Carter to enable him to exercise his options at 5 U.S. Dollars per share in accordance with the option agreement and the Vendor agrees to give its approval to the transfer of the options to Simon Carter's relatives trusts or retirement plans as envisaged by clause 3 of the Option Agreement.


IN WITNESS WHEREOF THE PARTIES HAVE BY THEIR AUTHORISED REPRESENTATIVES DULY SIGNED THIS AGREEMENT THE DAY AND YEAR FIRST BEFORE WRITTEN





SIGNED BY                       )  /s/ Barry M. Schechter
FOR AND ON BEHALF OF            )
SVI HOLDINGS LIMITED
                                )
                                )

IN THE PRESENCE OF:             )  /s/ Norman L. Smith



SIGNED BY                       )
FOR AND ON BEHALF OF            )  /s/ Mary Nagle, Director
KIELDUFF INVESTMENTS            )  /s/ David B. Kennelly, Director
LIMITED                         )


IN THE PRESENCE OF:             )  /s/ R.L. Burnham

                                   /s/ Duncan Burnham